UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 22, 2017
(Date of report; date of
earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Ally Detroit Center
500 Woodward Ave.
Floor 10, Detroit, Michigan
48226
(Address of principal executive offices)
(Zip Code)

(866) 710-4623
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On August 22, 2017, Ally Financial Inc. (Ally) issued a press release with the announcement described in Item 8.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.1 is being furnished and is not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.
Item 8.01 Other Events.
On August 22, 2017, Ally announced that the Federal Reserve has released Ally Bank from the capital, liquidity, and business plan commitments that had been made in connection with its application for membership in the Federal Reserve System, including the commitment to maintain a Tier 1 leverage ratio of at least 15%. Ally Bank may now manage its capital and liquidity subject to applicable regulatory requirements.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, Dated August 22, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. Registrant

Dated:	August 22, 2017	/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, Dated August 22, 2017

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